As filed with the Securities and Exchange Commission on July 29, 1997
                                                      Registration No. 333-_____


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933


                              AMERIHOST PROPERTIES, INC.
                (Exact name of registrant as specified in its charter)

                   DELAWARE                               36-3312434
         (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)               Identification No.)

        2400 EAST DEVON AVENUE, SUITE 280
              DES PLAINES, ILLINOIS                          60018
     (Address of Principal Executive Offices)             (Zip Code)


                              AMERIHOST PROPERTIES, INC.
                         STOCK OPTION PLANS FOR KEY PERSONNEL
                              (Full title of each plan)


               MICHAEL P. HOLTZ                              (847) 298-4500
    PRESIDENT AND CHIEF EXECUTIVE OFFICER                  (Telephone number,
       2400 EAST DEVON AVENUE, SUITE 280                  including area code,
         DES PLAINES, ILLINOIS  60018                     of agent for service)
   (Name and address of agent for service)



                                                    CALCULATION OF REGISTRATION FEE
                                                            PROPOSED MAXIMUM         PROPOSED MAXIMUM
           TITLE OF SECURITIES TO      AMOUNT TO BE        OFFERING PRICE PER       AGGREGATE OFFERING         AMOUNT OF
               BE REGISTERED            REGISTERED              SHARE<F1>                PRICE<1>           REGISTRATION FEE





          Common Stock (par value   120,000 shares<F2>          $6.3125                $757,500.00             $230.00
          $.005 per share)


         <F1>  Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c)
               of the Securities Act of 1933, based on the average of the high and low sales prices of a share of
               Common Stock of the Registrant on the Nasdaq National Market on July 28, 1997.

         <F2>  An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plans become operative.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

       The Registration Statement on Form S-8 filed by Amerihost Properties, Inc. on December 27, 1996 (File No. 333-1887) with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

       Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed
Incorporated Document modifies or supersedes such statement.   Any such
statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Plaines, Illinois on July 28, 1997.

                             AMERIHOST PROPERTIES, INC.


                             By:  /s/ Michael P. Holtz
                                 Michael P. Holtz
                                 President and Chief Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael P. Holtz and Russell J. Cerqua, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing power of attorney have been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                   TITLE                  DATE

  /s/ H. Andrew Torchia      Chairman of the Board
     H. Andrew Torchia           of Directors           July 28, 1997

  /s/ Michael P. Holtz         President, Chief
      Michael P. Holtz       Executive Officer and      July 28, 1997
                                   Director
                             (Principal Executive
                                   Officer)

  /s/ Russell J. Cerqua         Executive Vice
     Russell J. Cerqua       President of Finance,      July 28, 1997
                             Secretary, Treasurer,
                                Chief Financial
                             Officer and Director
                             (Principal Financial
                                   Officer)

  /s/ James B. Dale            Vice President of        July 28, 1997
       James B. Dale        Finance and Controller
                             (Principal Accounting
                                   Officer)


  /s/ Reno J. Bernardo             Director             July 28, 1997
      Reno J. Bernardo

  /s/ Salomon J. Dayan             Director
      Salomon J. Dayan                                  July 28, 1997


                                EXHIBIT INDEX


EXHIBIT                 DESCRIPTION OF EXHIBIT
NUMBER


 4(a) Restated Certificate of Incorporation of the Company, as amended, incorporated herein by reference to the Registrant's Registration Statement on Form S-8 (no. 333-18887).

 4(b) By-Laws of the Company, incorporated herein by reference to the Company's Report on Form 10-K filed on March 26, 1993.

 5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23(a)  Consent of McDermott, Will & Emery (included in its opinion filed as
        Exhibit 5).

 23(b)  Consent of BDO Seidman, LLP.

 24 Power of Attorney (included with the signature page to this registration statement).